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                                                                      Exhibit 12

                            EQUITY RESIDENTIAL PROPERTIES TRUST
                                   CONSOLIDATED HISTORICAL
            EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS RATIO
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                                                                                              HISTORICAL
                                                            ------------------------------------------------------------------------
                                                            3/31/99    3/31/98     12/31/98   12/31/97  12/31/96  12/31/95  12/31/94
                                                            ------------------------------------------------------------------------
                                                                                        (Amounts in thousands)
REVENUES
  Rental income                                           $  406,062  $  277,226  $1,293,560 $ 707,733  $454,412 $373,919 $220,727
  Fee income - outside managed                                 1,234       1,360       5,622     5,697     6,749    7,030    4,739
  Interest income - investment in mortgage notes               2,895       4,931      18,564    20,366    12,819    4,862        -
  Interest and other income                                    6,046       2,824      19,703    13,525     4,405    4,573    5,568
                                                          ----------- ----------  ---------- ---------  -------- -------- --------
     Total revenues                                          416,237     286,341   1,337,449   747,321   478,385  390,384  231,034
                                                          ----------- ----------  ---------- ---------  -------- -------- --------

EXPENSES

  Property and maintenance                                    97,047      66,713     326,567   176,075   127,172  112,186   66,534
  Real estate taxes and insurance                             42,048      27,443     126,009    69,520    44,128   37,002   23,028
  Property management                                         14,201      11,579      52,705    26,793    17,512   15,213   10,249
  Property management - non-recurring                             -            -          -         -         -        -       879
  Fee and asset management                                       867       1,052       4,207     3,364     3,837    3,887    2,056
  Depreciation                                                96,901      64,390     301,869   156,644    93,253   72,410   37,273
  Interest:
     Expense incurred                                         79,197      50,254     246,585   121,324    81,351   78,375   37,044
     Amortization of deferred financing costs                    845         624       2,757     2,523     4,242    3,444    1,930
  General and administrative                                   5,867       4,880      21,718    15,064     9,857    8,129    6,053
                                                          ----------- ----------  ---------- ---------  -------- -------- --------
     Total expenses                                          336,973     226,935   1,082,417   571,307   381,352  330,646  185,046
                                                          ----------- ----------  ---------- ---------  -------- -------- --------

Income (loss) before extraordinary items                  $   79,264      59,406     255,032   176,014  $ 97,033 $ 59,738 $ 45,988
                                                          ----------- ----------  ---------- ---------  -------- -------- --------
                                                          ----------- ----------  ---------- ---------  -------- -------- --------

Combined Fixed Charges and Preferred Distributions:

   Interest and other financing costs                     $   79,197      50,254     246,585   121,324  $ 81,351 $ 78,375 $ 37,044
   Amortization of deferred financing costs                      845         624       2,757     2,523     4,242    3,444    1,930
   Preferred distributions                                    29,377      21,692      92,917    59,012    29,015   10,109        -
                                                          ----------- ----------  ---------- ---------  -------- -------- --------
TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                            $  109,419      72,570     342,259   182,859  $114,608 $ 91,928 $ 38,974
                                                          ----------- ----------  ---------- ---------  -------- -------- --------
                                                          ----------- ----------  ---------- ---------  -------- -------- --------
EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                            $  159,306     110,284     504,374   299,861  $182,626 $141,557 $ 84,962
                                                          ----------- ----------  ---------- ---------  -------- -------- --------
                                                          ----------- ----------  ---------- ---------  -------- -------- --------
FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS                    $  256,207     174,674     806,243   456,505  $275,879 $213,967 $123,114
                                                          ----------- ----------  ---------- ---------  -------- -------- --------
                                                          ----------- ----------  ---------- ---------  -------- -------- --------
RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                 1.46        1.52        1.47      1.64      1.59     1.54     2.18
                                                          ----------- ----------  ---------- ---------  -------- -------- --------
                                                          ----------- ----------  ---------- ---------  -------- -------- --------
RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                         2.34        2.41        2.36      2.50      2.41     2.33     3.16
                                                          ----------- ----------  ---------- ---------  -------- -------- --------
                                                          ----------- ----------  ---------- ---------  -------- -------- --------

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